                                                                 EXHIBIT 3.18(e)

                                                                        3208 920
                                                                        12-27-89

            CHANGE OF RESIDENT AGENT
                             OF
            PHH DEUTSCHLAND, INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND DECEMBER 27, 1989 AT 11:45 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                              --------------------

    ORGANIZATION AND                RECORDING               SPECIAL
CAPITALIZATION FEE PAID             FEE PAID                FEE PAID

$                               $           10.00      $
----------------------           ----------------       ----------------------

                                 ----------------
                                     D1921337

TO THE CLERK OF THE COURT OF        BALTIMORE COUNTY

      IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

                              RETURN TO:
                              PHH CORPORATION
                              11333 MCCORMICK RD.
                              HUNT VALLEY             MD 21031

                                                            141C3032428

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                               STATE OF MARYLAND

                                                            A 316738

This certifies that this is a true and correct copy of the [ILLEGIBLE].

[SEAL OF THE STATE DEPARTMENT OF ASSESSMENT AND TAXATION OF MARYLAND]

June 24, 1999

BY: /s/ Darla D. Simms, Custodian

This stamp replaces our previous certification system. Effective:

                    RECORDED IN THE RECORDS OF THE
                    STATE DEPARTMENT OF ASSESSMENTS
                    AND TAXATION OF MARYLAND IN LIBER, FOLIO


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The Board of Directors of PHH Deutschland, Inc., a corporation organized in the
State of Maryland on December 15, 1989 duly approved the following resolutions:

      RESOLVED: That the Corporation in the State of Maryland be and he from JOHN T. CONNOR, JR., whose post office address is 11333 McCormick Road, Hunt Valley, Maryland 21031, , whose post office address is 11333 McCormick Road, Hunt Valley, Maryland 21031, and who is a resident of the State of Maryland.

      RESOLVED: That the proper officers of the Corporation be and they are hereby authorized and directed for and on behalf of the Corporation to file an appropriate certified copy of this resolution with the State Department of Assessments and Taxation of Maryland and to do and perform any and all other necessary and proper acts incident thereto.

I, Samuel H. Wright, Secretary certify under the penalties of perjury that to the best of my knowledge, information, and belief the foregoing resolutions are true in all material respects.

                                        /s/ Samuel H. Wright
                                        ----------------------------------------
                                        Samuel H. Wright

                         STATE DEPARTMENT OF ASSESSMENTS
                                  AND TAXATION

                              APPROVED FOR RECORD

                             12-27-89 at 11:45 A.m.